Exhibit 10.1.4.9
AMENDMENT TO THE
CONSOLIDATED EDISON
RETIREMENT PLAN

Exhibit 10.1.4.9
    WHEREAS, pursuant to Article X, Amendment, Merger and Termination, Section 10.01, Amendment of the Plan, the Plan Administrator has the authority to amend certain provisions of the Consolidated Edison Retirement Plan (the “Retirement Plan”); and
    WHEREAS, the Vice President – Human Resources, as Plan Administrator, is authorized to execute the specified amendments to the Retirement Plan, her execution to be evidence conclusively of her approval thereof;
    NOW, therefore, the Retirement Plan is amended as set forth below:

Exhibit 10.1.4.9
    Amendment Number 1
    The Title Page of the Retirement Plan is amended effective January 1, 2020, by adding the following new at the end:
    28.    Amended, effective January 1, 2020, to take into account the 2019 – 2023 Memorandum of Understanding between Local Union 503 of the International Brotherhood of Electrical Workers, AFL-CIO and changes approved by the O&R Board of Directors for O&R Management Participants that changes the Pivot Years for O&R Management Participants and O&R Hourly Participants – One Pivot Year Update for Those Who Retire After January 1, 2020 and One Pivot Year Update for Those Who Retire After January 1, 2023.
    29.    Amended to reflect clarifying language regarding the definition of Shift Premium Compensation, effective August 31, 2015.
    30.    Effective January 1, 2020, amended to reflect an increase in supplemental payments between ages 60 and 62 for O&R Participants.
    31.    Amended to reflect clarifying language regarding disability pension allowance.
    32.    Amended for a special retirement election period due to the COVID-19 pandemic.
    Amendment Number 2
    The Introduction is amended effective January 1, 2020, to add at the end of that Section:
    As a result of the Board of Directors and Board of Trustees approval of the 2019-2023 Memorandum of Understanding between the International Brotherhood of Electrical Workers, AFL-CIO and its Local 503 and O&R, the Retirement Plan is amended effective January

Exhibit 10.1.4.9
1, 2020, to provide for (i) two pivot year updates for O&R Hourly Participants who retire after January 2020 (2016 Pivot Year) and after January 2023 (2019 Pivot Year), (ii) an increase the pension supplement for an O&R Hourly Employee to $1,200, (iii) a lump sum automatic form of payment option and (iv) permit an irrevocable election to transfer out of the Retirement Plan and instead be covered by the Defined Contribution Pension Formula in the Thrift Savings Plan. The changes regarding pivot years and pension supplement described in this paragraph also were made for O&R Management Participants.
    The Retirement Plan was also amended to reflect a special retirement election period that was offered to all Participants from May 1, 2020 through July 1, 2020. During this period, all Participants were offered the opportunity to make an election to retire effective July 1, 2020.
Amendment Number 3
    Article I, Definitions, Section 1.07, Annual Basic Straight-Time Compensation, is amended by adding a new subsection (h) to the end as follows:
    On or after August 31, 2015, Annual Basic Straight Time Compensation for (i) a CECONY Management Participant; (ii) an O&R Management Participant or (iii) a CECONY Management Employee or an O&R Management Employee covered under the cash balance pension formula (and referred to as a CEI Participant), includes “Shift Premium Compensation” that is paid to him or her on or after August 31, 2015. “Shift Premium Compensation” is additional salary paid to a CECONY Management Participant, O&R Management Participant, or a CECONY Management Employee or O&R Management Employee

Exhibit 10.1.4.9
covered under the cash balance pension formula for a night, midnight, Sunday or holiday shift that is part of his or her regular work schedule.

    Amendment Number 4
    Article I, Definitions, Section 1.09, Annual O&R Management Compensation, is amended by adding the following to the end as follows:
    On or after August 31, 2015, Annual O&R Management Compensation includes “Shift Premium Compensation” paid to an O&R Management Employee on or after August 31, 2015. “Shift Premium Compensation” is additional salary paid to an O&R Management Participant or O&R Management Employee covered under the cash balance pension formula for a night, midnight, Sunday or holiday shift that is part of his or her regular work schedule.
    Amendment Number 5
    Article II, Participant, is amended effective January 1, 2020, to add a new Subsection 2.10, Pension Choice for a Participant who is a Member of Local 503, and the current Section 2.10 is renumbered as Section 2.11:
    (a)    Effective July 1, 2020, a Pension Choice will be given to each O&R Hourly Employee who is a member of Local 503 and covered under the Cash Balance Pension Formula. Each such O&R Employee will be given an opportunity to make an irrevocable election to transfer out of the Retirement Plan and instead be covered by the Defined Contribution Pension Formula in the Thrift Savings Plan.
(b)     The election period for such an O&R Hourly Employee will begin on July 1, 2020 and will end on May 31, 2023. The O&R Hourly

Exhibit 10.1.4.9
Employee may make her or his election at any time during this election period.

    (c)    If an O&R Hourly Employee elects to transfer out of the Retirement Plan and into the Defined Contribution Pension Formula, his or her active participation in the Retirement Plan will terminate at the end of the calendar quarter in which he or she submits his or her election form.
    (d)    The election by an O&R Hourly Employee to transfer out of the Retirement Plan is irrevocable and remains in effect for as long as he or she is an Employee, Eligible Employee or providing services to CEI or any Affiliate. A new election is not available if the O&R Hourly Employee is rehired or reinstated following any break in service or termination of employment.
    (e)    The O&R Hourly Employee will begin participation in the Defined Contribution Pension Formula on the first day of the calendar quarter immediately following the end of the calendar quarter in which he or she submitted the election form or as soon as administratively practicable.
    (f)    An O&R Hourly Employee who makes an election to terminate active participation in the Retirement Plan will receive no additional compensation credits to his or her Cash Balance Pension benefit in the Retirement Plan. His or her Cash Balance Pension benefit remains in the Retirement Plan and will not be transferred to the Thrift Savings Plan.
    (g)    An O&R Hourly Employee who makes an election to terminate active participation in the Retirement Plan will continue to receive quarterly interest credits on his or her Cash Balance Pension

Exhibit 10.1.4.9
benefit until the date that he or she begins distribution of his or her Cash Balance Pension benefit from the Retirement Plan.
    Amendment Number 6
    Article II, Participant, Section 2.11, Pension Choice, will be amended effective August 1, 2019 to read as follows:
As of August 1, 2019, the following chart summarizes which Participant Group has a Pension Choice election and the time period in which such Participant Group may exercise such Pension Choice election. The following chart also summarizes which Participant Group was offered a limited time period in which to change a prior election to transfer out of the Defined Contribution Pension Formula of the Thrift Savings Plan and back into the Retirement Plan and the time period in which such election must be made:

	Participant Group	Date Pension Choice Begins	Date Pension Choice Ends

1.	Local 3 – Each Local 3 member hired before June 30, 2013, and covered under the Cash Balance Formula	No later than January 1, 2014	December 31, 2015

2.	Local 3 – Each Local 3 member hired on or after June 30, 2013	Date of hire	60 days after date of hire

3.	Local 503 - Each member of Local 503 hired on or after January 1, 2010, and covered under the Cash Balance formula	January 1, 2015, end	December 31, 2015

4.	Local 1-2 – Each member of Local 1-2, hired between July 1, 2012, and June 25, 2016, and covered under the Cash Balance Pension Formula	No later than January 1, 2017	June 20, 2020

Exhibit 10.1.4.9

5.	Local 1-2 – Each member of Local 1-2, hired on or after June 25, 2016	Date of hire	60 days after date of hire

6.	CECONY or O&R Management Employees or CEI Affiliate Employees– Each CECONY, O&R management employee or hired on or after January 1, 2001 and covered under the Cash Balance Pension formula	June 1, 2017	December 31, 2021
7.	Local 503 – Each member of Local 503 covered under the Cash Balance Pension Formula	July 1, 2020	May 31, 2023

	Participant Group	Date Period to Undo Transfer Out of Retirement Plan Begins	Date Period to Undo Transfer Out of Retirement Plan Ends

7.
Local 3 –
Each Local 3 member hired before June 30, 2013, and covered under the Cash Balance Formula who previously elected to transfer out of the Retirement Plan and into the Defined contribution Pension Formula of the Thrift Savings Plan
		August 1, 2019	October 31, 2019

8.
Local 503 -
Each member of Local 503 hired on or after January 1, 2010, and covered under the Cash Balance formula who previously elected to transfer out of the Retirement Plan and into the Defined contribution Pension Formula of the Thrift Savings Plan
		August 1, 2019	October 31, 2019

9.
Local 1-2 –
Each member of Local 1-2, hired between July 1, 2012, and June 25, 2016, and covered under the Cash Balance Pension Formula who previously elected to transfer out of the Retirement Plan and into the Defined contribution Pension Formula of the Thrift Savings Plan
		August 1, 2019	October 31, 2019

Exhibit 10.1.4.9

10.
CECONY or O&R Management Employees or CEI Affiliate Employees–
Each CECONY, O&R management employee or hired on or after January 1, 2001 and covered under the Cash Balance Pension formula who previously elected to transfer out of the Retirement Plan and into the Defined contribution Pension Formula of the Thrift Savings Plan
	August 1, 2019	October 31, 2019

    Amendment Number 7
Article IV, Eligibility for and Amount of Benefits, Section 4.04, Early Retirement, subsection (c), O&R Participants, subsection (4) is amended effective January 1, 2020, in its entirety to read as follows:
    Supplemental Payment between Ages 60 and 62. A supplemental payment shall be paid to a retired O&R Participant whose Early Retirement Pension Allowance commencement date occurs on or after the date on which the O&R Participant attains age sixty (60) but prior to the Participant’s attaining age sixty-two (62). Effective for an O&R Management Participant or O&R Participant who retires on or after January 1, 2020, the supplement payment will be increased from one thousand and fifty dollars ($1,050) a month to one thousand two hundred dollars ($1,200) a month. The monthly supplement payments will cease with the payment made on the earlier of the first day of the month in which occurs the retired Participant’s death or attainment of age sixty-two (62). The monthly supplemental payments will be paid only to a retired O&R Participant who is eligible as set forth herein and shall not be subject to optional forms of payment or Spouse’s or vested O&R Participant Spouse’s Allowances. The monthly supplemental payments are not part of the retired O&R Participant’s monthly Pension Allowance and are not subject to the pension benefit adjustments, but

Exhibit 10.1.4.9
are subject to cessation in the event of re-employment which results in cessation of the retired O&R Participant’s monthly Pension Allowance.

Amendment Number 8
    Article IV, Eligibility and Amount of Benefits, Section 4.06, Disability Pension Allowance – CECONY Participants, subsection (a) is amended in its entirety to read as follows:
Social Security Disability.
If a CECONY Participant terminates active employment because of a Disability and has at least five Years of Vesting Service, he or she may elect to be treated as if he or she remained in active employment until the earliest of: (i) the end of his or her Disability; (ii) date of commencement of any gainful employment or any self-employment or any activity of like nature in which the Participant receives wages or earned income; (iii) date of death, (iv) Normal Retirement Date, or (v) Early Retirement Date, if such CECONY Participant elects to stop being treated as actively employed and to commence a Pension Allowance prior to the Normal Retirement Date. The Pension Allowance of such CECONY Participant shall be determined as if his or her Annual Basic Straight Time Compensation at the point of his or her actual termination of active employment was his or her Annual Compensation for all future years. For that period of "deemed employment," Annual Compensation shall not include an Annual Variable Pay Award.
    Amendment Number 9
    Article V, Automatic Form of Payment, Section 5.02, Optional Forms of Payment, subsection (c), O&R Participant, is amended by adding the following subsections 10 and 11 at the end of that section:

Exhibit 10.1.4.9
    10. Effective on and after January 1, 2020, an O&R Hourly Participant covered by the career average pay formula may elect to receive her or his Pension Allowance otherwise payable to her or him in the form of a Lump Sum option. The election to receive a Lump Sum may be made at any time subsequent to the O&R Hourly Participant’s termination of employment, so long as the O&R Hourly Participant has made no other election. If the O&R Hourly Participant is married at both the time of making the election and the Annuity Starting Date, she or he must have spousal consent.
    11. An O&R Hourly Participant who, as of January 1, 2020, has deferred and has not begun to receive her or his Pension Allowance may elect his or her benefit in the form of a Lump Sum at the time he or she elects to commence his or her retirement benefit. Such deferred vested participant must be eligible to commence their retirement benefit prior to the election of the Lump Sum payment option
Amendment Number 10
    Article V, Automatic Form of Payment, Section 5.03, Election of Options, subsection (f), Revocation, is amended by adding the following to the end as follows:
    Due to the COVID-19 pandemic, a special retirement election period was offered from May 1, 2020 – July 1, 2020. During this period, all Participants were offered the opportunity to make an election to retire effective July 1, 2020. Spousal consent was required for married Participants who elected certain optional forms of benefit. For retirement elections made during this period, married Participants did not have the option of naming a non-spouse beneficiary for any form of benefit. Participants could elect to receive their benefit in any form normally available to them under the Plan, except that solely for the

Exhibit 10.1.4.9
duration of this special retirement election period, all CECONY Rule of 75 Participants could also elect to receive their benefit in the form of a Cash Out (including Participants who made a regular retirement election during this period to retire on June 1, 2020). If a Participant made a retirement election during the special retirement election period and subsequently died prior to the election becoming effective on July 1, 2020, the election was honored consistent with this Section 5.03(f). If a Participant elected to retire during the special election period but remained employed beyond July 1, 2020, the election made during the special election period was rendered null and void, and all regular Plan rules regarding retirement elections were applicable again as of July 1, 2020.

    Amendment Number 11
    Appendix F, Normal Retirement Formulas for CECONY Weekly Participants, CECONY Management Participants and O&R Participants, Section F.3, Benefit Formula for O&R Participants, section F. 3. A is amended effective January 1, 2020, by adding new subsections (h) and (i), and renumbering the remaining sections as follows:
    (j)    For an O&R Management Participant or O&R Hourly Participant who retires on and after January 1, 2020:
(i)Calculation of “future service”: 2% of O&R Hourly Participant’s Annual Compensation received during his or her Accredited Service for each Year of Accredited Service after December 31, 2015, provided that the amount shall be computed as if Accredited Service had continued and he or she had received Annual Compensation at the rate being

Exhibit 10.1.4.9
paid to him or her immediately prior to retirement for an
additional two (2) years after retirement, plus
(ii)Calculation of “past service”: 1 ½% of O&R Hourly Participant’s Annual Compensation as of January 1, 2016, multiplied by (y) the number of Years of Accredited Service prior to January 1, 2016, but not less than
(iii)The Pension Allowance accrued up to January 1, 2016.
(k)    For an O&R Management Participant or O&R Hourly Participant who retires on and after January 1, 2023:
(i)Calculation of “future service”: 2% of O&R Hourly Participant’s Annual Compensation received during his or her Accredited Service for each Year of Accredited Service after December 31, 2018, provided that the amount shall be computed as if Accredited Service had continued and he or she had received Annual Compensation at the rate being paid to him or her immediately prior to retirement for an additional two (2) years after retirement, plus
(ii)Calculation of “past service”: 1 ½% of O&R Hourly Participant’s Annual Compensation as of January 1, 2019, multiplied by (y) the number of Years of Accredited Service prior to January 1, 2019, but not less than
(iii)The Pension Allowance accrued up to January 1, 2019.

Exhibit 10.1.4.9
IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this 31st day of December, 2020.

/s/ Nancy Shannon
Nancy Shannon
Vice President of Human Resources of
Consolidated Edison Company of New York, Inc.
And the Plan Administrator of the Retirement Plan